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                                                                      Exhibit 16

MOORE STEPHENS FROST, PLC
CERTIFIED PUBLIC ACCOUNTANTS

                          425 West Capitol, Suite 3300
                           Little Rock, Arkansas 72201
                           501 376 9241 - 800 766-9241
                                  Fax: 501-376-6256

                                December 10, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

      We have read the information in item 4 contained in the Form8-K dated December 10, 1999 of Cereus Technology Partners, Inc. and agree with the statements made therein.

                                   Sincerely,


                                   MOORE STEPHENS FROST, PLC